Exhibit 99.1

Save Foods Announces the approval by its stockholders of the Nasdaq 20% Share Issuance under the $USD20 Million Standby Equity Purchase Agreement and the Name Change to “N2OFF, INC.”

Neve Yarak, Israel – (GLOBE NEWSWIRE) February 9, 2024 – Save Foods, Inc. (NASDAQ: SVFD) (FSE:80W), a pioneer in sustainable solutions for agriculture, announced today the results of its special meeting of stockholders held on Thursday, February 8. 2024.

At this special meeting, our stockholders approved the issuance of 20% or more of the Company’s issued and outstanding shares of common stock under the standby equity purchase agreement (the “SEPA”) the Company entered on December 22, 2023 with YA II PN, Ltd. (“YA”), a fund managed by Yorkville Advisors Global, LP., so that such issuances are made in compliance with the listing rules of the Nasdaq Capital Market (the “Nasdaq 20% Share Issuance Approval”). Under the terms of SEPA, YA has agreed to purchase up to $20 million of the Company’s shares of common stock over the next thirty-six-month period.

In addition, our stockholders approved the change of the Company’s name to “N2OFF, Inc.” which corresponds to our plan for rebranding. We believe that this new name will better reflect the Company’s current focus on finding environmentally friendly and economically viable solutions for agriculture and greenhouse gas emissions reduction. The Company will take the proper actions to effect its name change in the State of Nevada and on the Nasdaq Capital Market.

David Palach, the Company’s CEO commented: “We are very pleased with the continuance vote of trust of our stockholders in management-proposed actions, demonstrated by this approval.”

About Save Foods:

Save Foods, Inc. is an innovative agri-food tech company that through its three operational arms delivers integrated solutions for improved safety, quality, and sustainability every step of the way from field to fork. Save Foods Ltd., Save Foods’ majority-owned Israeli subsidiary, focuses on post-harvest treatments in fruit and vegetables to control and prevent pathogen contamination, significantly reduce the use of hazardous chemicals, and prolong fresh produce’s shelf life. Nitrousink, Ltd., Save Foods’ majority-owned Israeli subsidiary, contributes to tackling greenhouse gas emissions, offering a pioneering solution to mitigate N2O (nitrous oxide) emissions, a potent greenhouse gas with 265 times the global warming impact of carbon dioxide. Nitrousink Ltd. aims to promote agricultural practices that are both environmentally friendly and economically viable. Plantify Foods, Inc., Save Foods’ minority-owned Canadian subsidiary listed on the TSXV, offers a wide range of clean-label healthy food options that are nutritious, gluten free, non-allergenic, use whole natural ingredients, and are easy to prepare. For more information on Save Foods Ltd. and Nitrousink Ltd. visit our website: https://savefoods.co/

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions as well as those discussed under the heading “Risk Factors” in Save Foods’ registration statement on Form S-1 filed with the SEC on February 2, 2024, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Investor Relations Contacts:

Michal Efraty

+972-(0)52-3044404

michal@efraty.com